EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Central Garden & Pet Company on Form S-8 of our reports dated December 7, 2001, appearing in the Annual Report on Form 10-K of Central Garden & Pet Company for the year ended September 29, 2001.

/s/    DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

San Francisco, California
February 15, 2002